UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2012

DOLPHIN DIGITAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50621	86-0787790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Douglas Road, Executive Tower Bldg., Suite 365, Miami, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (305) 774-0405

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      Results of Operations and Financial Conditions

On August 22, 2012, the Company issued a press release discussing its results of operation and business update for the period ending June 30, 2012.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.2

ITEM 8.01                      Other Events

On August 16, 2012, the Depository Trust Company (DTC) restored electronic clearance and settlement services for the Company’s DPDM security.  DTC facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference Notice sent to all DTC Participants, Depository Facilities and Pledgee Banks, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 which is incorporated herein by reference.

A copy of the press release issued by the Company announcing the restoration of clearance and settlement services is attached hereto as Exhibit 99.3.

ITEM 9.01                      Financial Statements and Exhibits

Exhibit No.                                Exhibit Description

99.1	DTC Notice sent to all Participants, Depository Facilities and Pledgee Banks

99.2	Press Release issued by Dolphin Digital Media, Inc. on August 22, 2012

99.3	Press Release issued by Dolphin Digital Media, Inc. on August 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: August 22, 2012	By:	/s/ William O’Dowd IV
Name: William O’Dowd IV
Title: Chief Executive Officer